EXECUTION COPY

MASTER LOAN SALE AGREEMENT

among

GOLUB CAPITAL BDC, INC.,
as the Originator,

GOLUB CAPITAL BDC 2010-1 HOLDINGS LLC,
as the Depositor,

and

GOLUB CAPITAL BDC 2010-1 LLC,
as the Issuer

Dated as of July 16, 2010

TABLE OF CONTENTS

i

TABLE OF CONTENTS
(continued)

ii

THIS MASTER LOAN SALE AGREEMENT, dated as of July 16, 2010 (as amended, modified, restated, or supplemented from time to time, this “Agreement”), is made by and among GOLUB CAPITAL BDC INC., a Delaware corporation (together with its successors and assigns in such capacity, the “Originator”), GOLUB CAPITAL BDC 2010-1 HOLDINGS LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Depositor”), and GOLUB CAPITAL BDC 2010-1 LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Issuer”).

PREAMBLE

WHEREAS, in the regular course of its business, the Originator originates and/or otherwise acquires Collateral Obligations;

WHEREAS, pursuant to an Assignment Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “GCMF Assignment Agreement”) between Golub Capital Master Funding LLC, a Delaware limited liability company which is a wholly owned subsidiary of the Originator (“GCMF”), and the Originator, GCMF will convey to the Originator certain Collateral Obligations owned by GCMF (including those in which a Closing Date Participation Interest will be granted);

WHEREAS, the Depositor desires to acquire the initial Collateral Obligations from the Originator on the Closing Date (the “Initial Collateral Obligations”) listed on Schedule 1 hereto and may acquire from time to time thereafter certain additional Collateral Obligations (the “Additional Collateral Obligations”) and Substitute Collateral Obligations, together with certain related property, as more fully described as the “Assets” in the Indenture, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Indenture”), between the Issuer, as issuer, and U.S. Bank National Association, as trustee (together with its successors and assigns in such capacity, the “Trustee”);

WHEREAS, it is a condition to the Depositor’s acquisition of the Collateral Obligations from the Originator that the Originator make certain representations, warranties and covenants regarding all Collateral Obligations and related Assets transferred pursuant to this Agreement for the benefit of the Depositor as well as the Issuer and it is a condition to the Issuer’s acquisition of the Collateral Obligations from the Depositor that the Depositor make certain representations, warranties and covenants regarding the Conveyed Collateral for the benefit of the Issuer; and

WHEREAS, on the Closing Date, the Depositor will transfer all of its right, title and interest in the Initial Collateral Obligations to the Issuer, and, thereafter, the Issuer will from time to time acquire certain Additional Collateral Obligations and Substitute Collateral Obligations, all pursuant to the terms and conditions set forth herein and in the Indenture.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.          Definitions.

Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Indenture. In addition, as used herein, the following defined terms, unless the context otherwise requires, shall have the following meanings:

“Additional Collateral Obligations”:  The meaning assigned in the Preamble of this Agreement.

“Additional Conveyed Collateral”: The meaning specified in Section 2.1(c).

“Conveyed Collateral”: Collectively, the Initial Conveyed Collateral and Subsequent Conveyed Collateral.

“Depositor”: Golub Capital BDC 2010-1 Holdings LLC, together with its successors and assigns.

“Golub”: Collectively, Golub Capital Incorporated and Golub Capital Management LLC, together with their respective successors and assigns.

 “Indemnified Party”: The meaning specified in Section 6.1.

“Ineligible Collateral Obligation”: The meaning specified in Section 7.2.

“Initial Collateral Obligations”.  As defined in the Preamble of this Agreement.

“Initial Conveyed Collateral”: The meaning specified in Section 2.1(a).

“Insolvency Law”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Issuer”: Golub Capital BDC 2010-1 LLC, together with its successors and assigns.

“Noteless Collateral Obligation”: A Collateral Obligation with respect to which (a) the related Underlying Documents do not require the Obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Collateral Obligation and (b) no Underlying Notes are outstanding with respect to the portion of the Collateral Obligation transferred to the Issuer.

“Originator”:  Golub Capital BDC, Inc., together with its successors and assigns.

“Permitted Liens” means with respect to the interest of the Originator, the Depositor and the Issuer in the Collateral Obligations included in the Assets:  (i) security interests, liens and other encumbrances in favor of the Depositor created pursuant to this Agreement and transferred to the Issuer pursuant hereto, (ii) security interests, liens and other encumbrances in favor of the Issuer created pursuant to this Agreement, (iii) security interests, liens and other encumbrances in favor of the Trustee created pursuant to the Indenture and/or this Agreement, (iv) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (v) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any  security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (vi) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Repurchase and Substitution Limit”: The meaning specified in Section 7.4.

“Required Loan Documents”: For each Collateral Obligation, the items set forth below:

(i)       (x) other than in the case of a Noteless Collateral Obligation or a Participation Interest, the original or, if accompanied by a “lost note” affidavit and indemnity, a copy of the Underlying Note, endorsed by the prior holder of record either in blank or to the Trustee (and evidencing an unbroken chain of endorsements from the prior holder(s) thereof evidenced in the chain of endorsements in blank or to the Trustee, subject to Section 2.6), with any endorsement to the Trustee to be in the following form: “U.S. Bank National Association, its successors and assigns, as Trustee for the Secured Parties,” and (y) in the case of a Noteless Collateral Obligation or a Participation Interest, a copy of each transfer document or assignment agreement relating to such Noteless Collateral Obligation or Participation Interest evidencing the assignment of such Noteless Collateral Obligation or Participation Interest to the Originator, from the Originator to the Depositor and from the Depositor to the Issuer (subject to Section 2.6); and

(ii)      originals or copies of each of the following, to the extent applicable to the related Collateral Obligation: any related loan agreement or credit agreement.

“Schedule of Collateral Obligations”: The meaning specified in Section 2.1(c).

“Subsequent Conveyed Collateral”:  The meaning specified in Section 2.1(c).

“Subsequent Transfer Agreement”:  The meaning specified in Section 2.1(c).

“Substitute Conveyed Collateral”:  The meaning specified in Section 2.1(c).

“Substitution Period”:  The meaning specified in Section 2.5(b).

“Transfer Date”:  The meaning specified in Section 2.1(c).

“Trustee”:  As defined in the Preamble of this Agreement.

“Underlying Note”: One or more promissory notes executed by the applicable Obligor evidencing a Collateral Obligation.

Section 1.2.          Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time in the United States.

Section 1.3.          Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

Section 1.4.          Interpretation.

In this Agreement, unless a contrary intention appears:

(i)          the singular number includes the plural number and vice versa;

(ii)         reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii)        reference to any gender includes each other gender;

(iv)        reference to day or days without further qualification means calendar days;

(v)         unless otherwise stated, reference to any time means New York, New York time;

(vi)        references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii)       reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(viii)      reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(ix)         references to “including” means “including, without limitation”.

Section 1.5.          References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

ARTICLE II
TRANSFER OF THE CONVEYED COLLATERAL

Section 2.1.          Transfer of the Conveyed Collateral.

(a)           Transfer from the Originator to the Depositor. Subject to and upon the terms and conditions set forth herein, the Originator hereby sells, conveys and transfers to the Depositor all of the Originator’s right, title and interest in, to and under the Initial Collateral Obligations and any related Assets with respect thereto (the “Initial Conveyed Collateral”) for a purchase price on the date hereof of $233,663,693, which purchase price shall be the value thereof as determined by the board of directors of the Originator in accordance with the 1940 Act (but in no event at less than fair market value).   The consideration for the transfer of the Initial Conveyed Collateral from the Originator to the Depositor shall consist of cash paid by the Depositor to the Originator on the date hereof and, to the extent that such cash so paid on the date hereof is less than the purchase price thereof, the difference shall be deemed a capital contribution from the Originator to the Depositor on the date hereof.

(b)           Transfer from the Depositor to the Issuer. Subject to and upon the terms and conditions set forth herein, the Depositor hereby sells, conveys and transfers to the Issuer all of the Depositor’s right, title and interest in, to and under the Initial Conveyed Collateral for a purchase price on the date hereof of $233,663,693.  The consideration for the transfer of the Initial Conveyed Collateral from the Depositor to the Issuer shall consist of cash paid by the Issuer to the Depositor on the date hereof and the issuance by the Issuer to the Depositor of all of the Subordinated Notes.

(c)           Each of the Originator, the Depositor and the Issuer agrees and acknowledges that the Issuer may, as permitted under the Indenture, acquire Additional Collateral Obligations and related Assets with respect thereto (the “Additional Conveyed Collateral”), and may acquire Substitute Collateral Obligations and any related Assets as set forth in Section 2.5 and the Indenture with respect thereto (the “Substitute Conveyed Collateral” and, together with the Additional Conveyed Collateral, the “Subsequent Conveyed Collateral”), in each case, pursuant to a Subsequent Transfer Agreement, substantially in the form of Exhibit A hereto, duly executed by each of the Originator, the Depositor and the Issuer (each such agreement, a “Subsequent Transfer Agreement”) and the parties hereto agree that each such Subsequent Transfer Agreement will be deemed to become part of this Agreement as of the date of its execution (each such date, a “Transfer Date”) without further amendment hereof.

(d)          Each of the Originator, the Depositor and the Issuer agrees that (i) the representations, warranties and covenants of the Originator and the Depositor set forth herein will run to and be for the benefit of the Issuer and the Trustee and (ii) either the Issuer or the Trustee may enforce, directly without joinder of the Depositor, the repurchase obligations of the Originator with respect to breaches of such representations, warranties and covenants as set forth herein.  The parties hereto acknowledge and agree that the Trustee for the benefit of the Secured Parties is a third party beneficiary of such representations, warranties and covenants.  By its signature below, the Trustee hereby acknowledges such rights granted to it hereunder.

(e)           Each of the Originator, the Depositor and the Issuer intends and agrees that (i) the transfer of the Conveyed Collateral by the Originator to the Depositor pursuant to this Agreement, and the transfer of the Conveyed Collateral by the Depositor to the Issuer pursuant to this Agreement is, in each and every case, intended to be an absolute sale, conveyance and transfer of ownership of the applicable Conveyed Collateral rather than the mere granting of a security interest to secure a financing and (ii) such Conveyed Collateral shall not be part of the Originator’s or the Depositor’s respective estate in the event of a filing of a bankruptcy petition or other action by or against such Person under any Insolvency Law. In the event, however, that notwithstanding such intent and agreement, any of such transfers are deemed to secure indebtedness, the Originator hereby Grants to the Depositor, and the Depositor hereby Grants to the Issuer, as the case may be, a security interest in all of its right, title and interest in, to and under such Conveyed Collateral (whether now existing or hereafter created) and the Issuer hereby further Grants such security interest to the Trustee for the benefit of the Secured Parties.  For such purposes, this Agreement shall constitute a security agreement under the UCC, securing the repayment of the purchase price paid hereunder and the obligations or interests represented by the Notes, in the order and priorities, and subject to the other terms and conditions of, this Agreement and the Indenture, together with such other obligations or interest as may arise hereunder and thereunder in favor of the parties hereto and thereto.

(f)           If any such transfer of Conveyed Collateral by the Originator to the Depositor (whether Initial Conveyed Collateral transferred pursuant to Section 2.1(a) or Subsequent Conveyed Collateral transferred pursuant to Section 2.1(c)) is deemed to be the mere granting of a security interest to secure a financing, the Depositor may, to secure the Depositor’s own obligations under this Agreement (to the extent that the transfer of Conveyed Collateral by the Depositor to the Issuer hereunder is deemed to be the mere granting of a security interest to secure a financing), repledge and reassign to the Issuer (and the Issuer may repledge and reassign to the Trustee) (1) all or a portion of the Conveyed Collateral pledged to the Depositor by the Originator and with respect to which the Depositor has not released its security interest at the time of such pledge and assignment and (2) all proceeds thereof. Such repledge and reassignment may be made with or without a repledge and reassignment by the Depositor of its rights under any agreement with the Originator, and without further notice to or acknowledgement from the Originator.  The Originator hereby waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Depositor or any assignee relating to such repledge and reassignment in connection with the transactions contemplated by this Agreement and the other Transaction Documents. The Originator and the Depositor shall file or shall cause to be filed a UCC-1 financing statement naming the Originator as debtor, the Depositor as secured party and the Trustee as assignee, listing all of the Conveyed Collateral pledged hereunder as collateral thereunder.

(g)           If any such transfer of Conveyed Collateral by the Depositor to the Issuer (whether Initial Conveyed Collateral transferred pursuant to Section 2.1(b) or Subsequent Conveyed Collateral transferred pursuant to Section 2.1(c)) is deemed to be the mere granting of a security interest to secure a financing, the Issuer may, to secure the Issuer’s obligations under the Indenture, repledge and reassign to the Trustee for the benefit of the Secured Parties (1) all or a portion of the Conveyed Collateral pledged to the Issuer by the Depositor and with respect to which the Issuer has not released its security interest at the time of such pledge and assignment and (2) all proceeds thereof.  Such repledge and reassignment may be made with or without a repledge and reassignment by the Issuer of its rights under any agreement with the Depositor, and without further notice to or acknowledgment from the Depositor.  The Depositor hereby waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Issuer or any assignee relating to such repledge or reassignment in connection with the transactions contemplated by this Agreement and the other Transaction Documents. The Issuer and the Depositor shall file or shall cause to be filed a UCC-1 financing statement naming the Depositor as debtor, the Issuer as secured party and the Trustee as assignee, listing all of the Conveyed Collateral pledged hereunder as collateral thereunder.

(h)           To the extent that (i) the consideration received by the Originator from the Depositor in exchange for any Conveyed Collateral and (ii) the consideration received by the Depositor from the Issuer for any Conveyed Collateral is less than the fair market value of such Conveyed Collateral, the difference between such fair market value and the consideration so received shall be deemed to be a capital contribution by the Originator to the Depositor (in the case of clause (i) above), and by the Depositor to the Issuer (in the case of clause (ii) above) made on the Closing Date in the case of the Initial Conveyed Collateral and as of the related Transfer Date in the case of any Subsequent Conveyed Collateral.  For all purposes of this Agreement, any contributed Conveyed Assets shall be treated the same as the Conveyed Assets sold for cash or other property including, without limitation, for purposes of Section 7.2.

Section 2.2.          Conveyance of Initial Conveyed Collateral.

(a)           On or before the Closing Date, the Originator or the Depositor, as applicable, shall deliver or cause to be delivered to the Trustee each of the documents, certificates and other items as follows:

(i)          officially certified recent evidence of due incorporation and good standing of the Originator, the Depositor and the Issuer, in each case under the laws of the State of Delaware;

(ii)         a copy of a written consent of the board of directors of Golub Capital BDC, Inc., in its capacity as Originator and in its capacities as the designated manager of the Depositor and of the Issuer, approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified, in each case as applicable, by an Officer of Golub Capital BDC, Inc., in such capacities (which, for the avoidance of doubt, constitutes the First Tier Loan Sale Agreement and Second Tier Loan Sale Agreement authorized by such written consent);

(iii)        evidence that the lien of Citigroup Global Markets Realty Corp. against GCMF under the GCMF Credit Facility is released;

(iv)        a UCC financing statement executed by the Originator, as debtor, naming the Depositor as secured party (and the Trustee as assignee for the benefit of the Secured Parties) and identifying the Conveyed Collateral as collateral for filing with the office of the Secretary of State for the State of Delaware; and execution and delivery of a UCC financing statement executed by the Depositor, as debtor, naming the Issuer as secured party (and the Trustee as assignee for the benefit of the Secured Parties) and identifying the Conveyed Collateral as collateral for filing with the office of the Secretary of State for the State of Delaware; and execution and delivery of UCC financing statements executed by the Issuer, as debtor, and naming the Trustee, for the benefit of the Secured Parties, as secured party and identifying the Conveyed Collateral, as collateral for filing with the office of the Secretary of State for the State of Delaware;

(v)         a fully executed copy of each Transaction Document; and

(vi)        all Opinions of Counsel required to be delivered pursuant to Section 3.1(iii) of the Indenture.

(b)          Concurrently with the transfer of the Initial Conveyed Collateral by the Originator to the Depositor and by the Depositor to the Issuer, the (i) the Originator shall transfer to the Collection Account all Principal Proceeds and Interest Proceeds received with respect to such Initial Conveyed Collateral, on and after the Closing Date, (ii) each of the representations and warranties made by the Originator pursuant to Article III applicable to the Initial Conveyed Collateral shall be true and correct as of the Closing Date, and (iii) the Originator shall, at its own expense, not later than the Closing Date, indicate in its records that ownership of the Initial Conveyed Collateral has been conveyed to it by GCMF pursuant to the GCMF Assignment Agreement and then conveyed by it to the Depositor and by the Depositor to the Issuer pursuant to this Agreement.

Section 2.3.          Acceptance of Initial Conveyed Collateral

On the Closing Date, upon satisfaction of the conditions set forth in Section 2.2, the Issuer hereby instructs the Depositor, and the Depositor hereby instructs the Originator, and the Originator hereby agrees to deliver, on behalf of the Issuer, the Initial Conveyed Collateral to the Trustee, and such delivery to and acceptance by the Trustee shall be deemed to be delivery to and acceptance by the Issuer and by the Depositor.

Section 2.4.          Conveyance of Subsequent Conveyed Collateral.

(a)           As and when permitted by the Indenture and subject to this Section 2.4 and the satisfaction of the conditions imposed under the Indenture with respect to the acquisition of Subsequent Conveyed Collateral, the Originator may at its option (but shall not be obligated to) sell, convey and transfer to the Depositor (by delivery of an executed Subsequent Transfer Agreement) all the right, title and interest of the Originator in and to the Subsequent Conveyed Collateral identified on Schedule 1 thereto, in each and every case without recourse other than as expressly provided herein and therein and the Depositor shall be required to purchase from the Originator and sell, convey and transfer to the Issuer (by delivery of an executed Subsequent Transfer Agreement) all the right, title and interest of the Depositor in and to the Subsequent Conveyed Collateral identified on Schedule 1 thereto, in each and every case without recourse other than as expressly provided herein and therein.

(b)          Concurrently with the transfer of any Subsequent Conveyed Collateral by the Originator to the Depositor and by the Depositor to the Issuer, (i) the Originator shall transfer to the Collection Account all Principal Proceeds and Interest Proceeds received with respect to such Subsequent Conveyed Collateral, on and after the related Cut-Off Date, (ii) each of the representations and warranties made by the Originator pursuant to Article III applicable to the Subsequent Conveyed Collateral shall be true and correct as of the related Transfer Date and (iii) the Originator shall, at its own expense, on or prior to the applicable date of transfer to the Depositor, indicate in its records that ownership of the Subsequent Conveyed Collateral identified in the Subsequent Transfer Agreement has been sold by the Originator to the Depositor and by the Depositor to the Issuer pursuant to this Agreement.

Section 2.5.          Optional Substitution of Collateral Obligations.

(a)           Subject to Section 12.3 of the Indenture, this Section 2.5 and the Repurchase and Substitution Limit, with respect to any Collateral Obligation as to which a Substitution Event has occurred, the Originator may (but shall not be obligated to except as required under the Indenture) either (x) convey to the Depositor and cause the Depositor to contemporaneously convey to the Issuer one or more Collateral Obligations in exchange for such Collateral Obligation or (y) deposit into the Principal Collection Subaccount the Transfer Deposit Amount with respect to such Collateral Obligation and then, prior to the expiration of the Substitution Period, convey to the Depositor and cause the Depositor to convey to the Issuer one or more Collateral Obligations in exchange for the funds so deposited or a portion thereof.

(b)          Any substitution pursuant to this Section 2.5 shall be initiated by delivery of a Notice of Substitution, as set forth in the Indenture, by the Originator to the Trustee, the Depositor, the Issuer and the Collateral Manager that the Originator intends to substitute a Collateral Obligation pursuant to this Section 2.5 and shall be completed prior to the earliest of: (x) the expiration of 90 days after delivery of such notice; (y) delivery of written notice to the Trustee from the Originator stating that the Originator does not intend to convey any additional Substitute Collateral Obligations to the Issuer in exchange for any remaining amounts deposited in the Principal Collection Subaccount under clause (a)(y) above; or (z) in the case of a Collateral Obligation which has become subject to a Specified Amendment, the effective date set forth in such Specified Amendment (such period described in clause (x), (y) or (z), as applicable, being the “Substitution Period”).

(c)           Each Notice of Substitution shall specify the Collateral Obligation to be substituted, the reasons for such substitution and the Transfer Deposit Amount with respect to the Collateral Obligation.  On the last day of any Substitution Period, any amounts previously deposited in accordance with clause (a)(y) above which relate to such Substitution Period that have not been applied to purchase one or more Substitute Collateral Obligations or to fund the Revolver Funding Account if necessary with respect thereto shall be deemed to constitute Principal Proceeds; provided that prior to the expiration of the related Substitution Period any such amounts shall not be deemed to be Principal Proceeds and shall remain in the Principal Collection Subaccount until applied to acquire Substitute Collateral Obligations or to fund the Revolver Funding Account if necessary with respect thereto. The price paid (or deemed paid, in the case of a contemporaneous conveyance of a Substitute Loan pursuant to Section 2.3(a)(x)) by the Issuer to the Depositor and by the Depositor to the Originator, as applicable, for any Substitute Collateral Obligation shall be an amount equal to the value thereof, as determined by the board of directors of the Originator in accordance with the 1940 Act (but in no event less than the fair market value thereof). To the extent any cash or other property received by the Issuer in connection with a Substitute Collateral Obligation exceeds the fair market value thereof, such excess shall be deemed a capital contribution from the Originator to the Depositor and from the Depositor to the Issuer.

(d)          The substitution of any Substitute Collateral Obligation will be subject to the satisfaction of the Substitute Collateral Obligations Qualification Conditions as of the related Transfer Date for each such Collateral Obligation (after giving effect to such substitution).

(e)           With respect to any Substitute Collateral Obligations to be conveyed to the Depositor by the Originator as described in this Section 2.5, (i) the Originator hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse other than as expressly provided herein (and the Depositor shall purchase through cash payment and/or by exchange of one or more related Collateral Obligations released by the Issuer to the Depositor and by the Depositor to the Issuer on the related Cut-Off Date), all the right, title and interest of the Originator in and to the Substitute Collateral Obligation and (ii) the Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer without recourse other than as expressly provided herein (and the Issuer shall purchase through cash payment and/or by exchange of one or more related Collateral Obligations released by the Issuer to the Depositor on the related Cut-Off Date), all the right, title and interest of the Depositor in and to the Substitute Collateral Obligation.  To the extent any cash or other property received by the Issuer in connection with a Substitute Collateral Obligation exceeds the fair market value thereof, such excess shall be deemed a capital contribution from the Originator to the Depositor and from the Depositor to the Issuer.

(f)           The Originator and Depositor shall execute and deliver to the Issuer and the Trustee a Subsequent Transfer Agreement with respect to each Substitute Collateral Obligation and shall cooperate with the Collateral Manager and the Issuer so that they may satisfy their respective obligations with respect to any substitution of Collateral Obligations pursuant to the Indenture.

(g)          The Originator shall bear all transaction costs incurred in connection with a substitution of Collateral Obligations effected pursuant to this Agreement and the Indenture.

Section 2.6.          Direct Assignments.

The Originator, the Depositor and the Issuer acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any Underlying Note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Collateral Obligation in accordance with the terms of related Underlying Documents may reflect that (i) the Originator (or GCMF or any third party from whom the Originator, the Depositor or the Issuer may purchase a Collateral Obligation) is assigning such Collateral Obligation directly to the Issuer or (ii) the Issuer is acquiring such Collateral Obligation at the closing of such Collateral Obligation.  Nothing in any such transfer document or assignment agreement (or, in the case of any Underlying Note, nothing in such chain of endorsement) shall be deemed to impair the transfers of the Collateral Obligations by the Originator to the Depositor and the Depositor to the Issuer in accordance with the terms of this Agreement.

Section 2.7.          Delivery of Documents.

With respect to each Collateral Obligation transferred hereunder as part of the Conveyed Collateral, within five Business Days after the related Transfer Date (or on or prior to the Closing Date, with respect to the Initial Collateral Obligations), the Originator, on behalf of the Depositor and the Issuer, will deliver or cause to be delivered to the Custodian, to the extent not previously delivered, each of the Required Loan Documents with respect to such Collateral Obligations.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Originator and the Depositor, as applicable, each makes, and upon execution of each Subsequent Transfer Agreement is deemed to make, the following representations and warranties, on which the Depositor or the Issuer, as applicable, will rely in acquiring the Initial Conveyed Collateral on the Closing Date, and any Subsequent Conveyed Collateral on any applicable Transfer Date pursuant to the applicable Subsequent Transfer Agreement, and on which, in each case, each of the parties hereto acknowledges and agrees that the Trustee, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Issuer entering into the Transaction Documents to which it is a party and of the Noteholders purchasing the Notes.  Each of the parties hereto acknowledges and agrees that such representations and warranties are being made by the Originator and the Depositor for the benefit of the Issuer and the Trustee, for the benefit of the Secured Parties.

The representations and warranties set forth in this Article III are given as of the Closing Date (or Transfer Date, as applicable), but shall survive the sale, transfer and assignment of the Conveyed Collateral to the Depositor and to the Issuer hereunder or under a Subsequent Transfer Agreement, as applicable.

The representations and warranties set forth in Sections 3.1(j) and 3.4(a) may not be waived by any Person and shall survive the termination of this Agreement.

Section 3.1.          Representations and Warranties of the Originator.

By its execution of this Agreement and each Subsequent Transfer Agreement, the Originator represents and warrants that:

(a)           Organization and Good Standing.  The Originator is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this Agreement or any other Transaction Document applicable to it would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business operations, assets or financial condition of the Originator or on the validity or enforceability of this Agreement or the provisions of any other Transaction Document applicable to the Originator, or the performance by the Originator of its duties hereunder or thereunder.

(b)          Authorization; Valid Sale; Binding Obligations.  The Originator has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and had the power and authority to form the Depositor and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.  This Agreement and each Subsequent Transfer Agreement, if any, shall effect a valid sale (or contribution, as the case may be), transfer and assignment of, or Grant of a security interest in, the Conveyed Collateral being so transferred, conveyed and assigned from the Originator to the Depositor, enforceable against the Originator and creditors of and purchasers from the Originator.  This Agreement and the other Transaction Documents to which the Originator is a party constitute the legal, valid and binding obligations of the Originator enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and general principles of equity, whether considered in a suit at law or in equity.

(c)           No Consent Required.  No consent of any other Person and no license, permit, order, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority or court or any other Person is required to be obtained by the Originator in connection with this Agreement or any other Transaction Document to which it is a party or the execution, delivery, performance, validity or enforceability of this Agreement or any other Transaction Document to which it is a party or the obligations imposed on the Originator hereunder or under the terms of the Indenture or any other Transaction Document to which it is a party other than those that have been obtained or made.

(d)          No Violations.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not violate its articles of incorporation or bylaws or any material requirement of law applicable to the Originator, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Originator is a party or by which the Originator or any of the Originator’s properties may be bound, or result in the creation or imposition of any security interest, lien, charge, pledge or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

(e)           Litigation.  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Originator threatened, against the Originator or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Notes (1) that, if adversely determined, would in the reasonable judgment of the Originator be expected to have a material adverse effect on (i) the business, properties, assets or condition (financial or otherwise) of the Originator or (ii) the transactions contemplated by this Agreement or the other Transaction Documents to which the Originator is a party or (2) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

(f)           Solvency.  The Originator, at the time of and after giving effect to each conveyance of Conveyed Collateral hereunder, is solvent and is not aware of any pending insolvency.

(g)          Taxes.  The Originator has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on its books); no tax lien has been filed and, to the Originator’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(h)          Place of Business; No Changes.   The Originator has not changed its name or the State under whose laws it is formed, whether by amendment of its articles of incorporation, by reorganization or otherwise.

(i)           Sale Treatment.  Other than for tax and accounting purposes, the Originator has treated the transfer of the Conveyed Collateral to the Depositor for all purposes as a sale and purchase on all of its relevant books and records.

(j)           Security Interest.

(i)          in the event that the transfer by the Originator to the Depositor of any Conveyed Collateral is determined not to be an absolute transfer, this Agreement is effective to create in favor of the Depositor a valid and continuing security interest (as defined in the UCC) in all of the right, title and interest of the Originator in, to and under such Conveyed Collateral, which security interest is perfected and is prior to all other liens (other than Permitted Liens), and is enforceable as such against, all creditors of and purchasers from the Originator;

(ii)         each Collateral Obligation transferred hereunder constitutes or is evidenced by a Financial Asset, an Instrument, a Certificated Security or a general intangible (as defined in the UCC);

(iii)        the Originator owns the Conveyed Collateral being conveyed hereunder, free and clear of any lien, claim or encumbrance of any Person (other than Permitted Liens), and, upon the transfer by the Originator to the Depositor of any Conveyed Collateral pursuant to this Agreement or any Subsequent Transfer Agreement, the Depositor will own such Conveyed Collateral free and clear of any and all liens, claims or encumbrances created by, or attaching to property of, the Originator (other than Permitted Liens);

(iv)        the Originator has received all consents and approvals required by the terms of any Conveyed Collateral to the conveyance of such Conveyed Collateral hereunder to the Depositor;

(v)         the Originator has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Conveyed Collateral granted to the Depositor under this Agreement to the extent perfection can be achieved by filing a financing statement;

(vi)        other than the conveyance to the Depositor and the security interest granted to the Depositor pursuant to this Agreement, the Originator has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Conveyed Collateral.  The Originator has not authorized the filing of, and is not aware of, any financing statements against the Originator that include a description of collateral covering such Conveyed Collateral other than (A) any financing statement relating to the security interest Granted to the Depositor under this Agreement and (B) any financing statement that has been terminated.  The Originator is not aware of the filing of any judgment, employee benefit or tax lien filings against it;

(vii)       on or prior to the Closing Date (with respect to the Initial Collateral Obligations) and within five Business Days after the related Transfer Date (with respect to the Additional Collateral Obligations), copies (or originals, if required by the definition of “Required Loan Documents”) of the Required Loan Documents have been delivered to the Custodian; and

(viii)      none of the Underlying Notes that constitute or evidence the Conveyed Collateral has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Issuer or in blank or to the Trustee.

(k)           Value Given.  The cash payments and corresponding increase in the Originator’s equity interest in the Depositor received by the Originator in respect of the purchase price of all Conveyed Collateral conveyed hereunder constitutes reasonably equivalent value in consideration for the transfer to the Depositor of such Conveyed Collateral under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Depositor to the Originator, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

(l)           No Defaults.  The Originator is in not default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of it or its respective properties or might have consequences that would materially and adversely affect its performance hereunder.

(m)          Bulk Transfer Laws.  The transfer, assignment and conveyance of the Conveyed Collateral by the Originator pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(n)          Origination and Collection Practices.  The origination and collection practices used with respect to each Collateral Obligation have been in all material respects legal, proper, and customary in the Collateral Obligation origination and servicing business.

(o)          Lack of Intent to Hinder, Delay or Defraud.  Neither the Originator nor any of its Affiliates sold or will sell any interest in any Conveyed Collateral with any intent to hinder, delay or defraud any of their respective creditors.

(p)          Nonconsolidation.  The Originator conducts, and will at all times conduct, its affairs such that neither the Depositor nor the Issuer would be substantively consolidated in the estate of the Originator and their respective separate existences would not be disregarded in the event of a bankruptcy of the Originator.

(q)          Accuracy of Information.  All written factual information heretofore furnished by the Originator for purposes of or in connection with this Agreement or the other Transaction Documents to which the Originator is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Originator to any such party will be, true and accurate in every material respect, on the date such information is stated or certified; provided that the Originator shall not be responsible for any factual information furnished to it by any third party not affiliated with it except to the extent that a Responsible Officer of the Originator has actual knowledge that such factual information is inaccurate in any material respect.

(r)           Investment Company Act.  The Originator: (i) is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the 1940 Act and qualifies as a regulated investment company under the Code; (ii) conducts its business and other activities (a) in compliance in all material respects with the applicable provisions of the 1940 Act and any applicable rules, regulations or orders issued by the Securities and Exchange Commission thereunder and (b) in such a way that the consummation of the transactions contemplated by this Agreement and the other Transaction Documents does not violate in any material respect the provisions of the 1940 Act or any rules, regulations or orders issued by the Securities and Exchange Commission thereunder.

Section 3.2.          Representations and Warranties Regarding the Collateral Obligations.

The Originator hereby represents to the Issuer and to the Trustee for the benefit of the Secured Parties that (i) each Collateral Obligation conveyed hereunder, as of its related Cut-Off Date, satisfies the definition of “Collateral Obligation” under the Indenture and (ii) the information set forth on Schedule 1 hereto or on Schedule 1 to any Subsequent Transfer Agreement, as applicable, and in the Schedule of Collateral Obligations under the Indenture is true and correct in all material respects.

Section 3.3.          Representations and Warranties of the Depositor.

By its execution of this Agreement and each Subsequent Transfer Agreement, the Depositor represents and warrants that:

(a)           Organization and Good Standing.  The Depositor is a limited liability company duly organized, validly existing and in good standing under the law of the State of Delaware, and has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this Agreement or any other Transaction Document applicable to it would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business operations, assets or financial condition of the Depositor or on the validity or enforceability of this Agreement or the provisions of any other Transaction Document applicable to the Depositor, or the performance by the Depositor of its duties hereunder or thereunder.

(b)           Authorization; Valid Sale; Binding Obligations.  The Depositor has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and had the power and authority to form the Issuer and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.  This Agreement and each Subsequent Transfer Agreement, if any, shall effect a valid sale (or contribution, as the case may be), transfer and assignment of, or Grant of a security interest in, the Conveyed Collateral being so transferred, conveyed and assigned from the Depositor to the Issuer, enforceable against the Depositor and creditors of and purchasers from the Depositor.  This Agreement and the other Transaction Documents to which the Depositor is a party constitute the legal, valid and binding obligations of the Depositor enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and general principles of equity, whether considered in a suit at law or in equity.

(c)           No Consent Required.  No consent of any other Person and no license, permit, order, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority or court or any other Person is required to be obtained by the Depositor in connection with this Agreement or any other Transaction Document to which it is a party or the execution, delivery, performance, validity or enforceability of this Agreement or any other Transaction Document to which it is a party or the obligations imposed on the Depositor hereunder or under the terms of the Indenture or any other Transaction Document to which it is a party other than those that have been obtained or made.

(d)          No Violations.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Depositor, and the consummation of the transactions contemplated hereby and thereby, will not violate its organizational documents or any material requirement of law applicable to the Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Depositor is a party or by which the Depositor or any of the Depositor’s properties may be bound, or result in the creation or imposition of any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

(e)           Litigation.  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Depositor threatened, against the Depositor or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Notes (1) that, if adversely determined, would in the reasonable judgment of the Depositor be expected to have a material adverse effect on (i) the business, properties, assets or condition (financial or otherwise) of the Depositor or (ii) the transactions contemplated by this Agreement or the other Transaction Documents to which the Depositor is a party or (2) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

(f)           Solvency.  The Depositor, at the time of and after giving effect to each conveyance of Conveyed Collateral hereunder, is solvent and is not aware of any pending insolvency.

(g)          Taxes.  The Depositor has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on its books); no tax lien has been filed and, to the Depositor’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(h)          Place of Business; No Changes.  The Depositor has not changed its name or the State under whose laws it is formed, whether by amendment of its certificate of formation, by reorganization or otherwise.

(i)           Sale Treatment.  Other than for tax and accounting purposes, the Depositor has treated each of (1) the acquisition of the Conveyed Collateral from the Originator and (2) the transfer of the Conveyed Collateral to the Issuer for all purposes as a sale and purchase on all of its relevant books and records.

(j)           No Defaults.  The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of it or its respective properties or might have consequences that would materially and adversely affect its performance hereunder.

(k)           Bulk Transfer Laws.  The transfer, assignment and conveyance of the Conveyed Collateral by the Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(l)            Lack of Intent to Hinder, Delay or Defraud.  The Depositor did not and will not sell any interest in any Conveyed Collateral with any intent to hinder, delay or defraud any of its creditors.

(m)          Nonconsolidation.  The Depositor conducts, and will at all times conduct, its affairs such that neither the Issuer nor the Originator would be substantively consolidated in the estate of the Depositor and their respective separate existences would not be disregarded in the event of the Depositor’s bankruptcy.

(n)           Accuracy of Information.  All written factual information heretofore furnished by the Depositor for purposes of or in connection with this Agreement or the other Transaction Documents to which the Depositor is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Depositor to any such party will be, true and accurate in every material respect, on the date such information is stated or certified; provided that the Depositor shall not be responsible for any factual information furnished to it by any third party not affiliated with it, or the Originator, except to the extent that a Responsible Officer of the Depositor has actual knowledge that such factual information is inaccurate in any material respect.

(o)          Investment Company Act.  The Depositor is not required to register as an “investment company” under the 1940 Act.

Section 3.4.          Additional Representations and Warranties of the Depositor.

By its execution of this Agreement and each Subsequent Transfer Agreement, the Depositor additionally represents and warrants that:

(a)           Security Interest.

(i)          In the event that the transfer by the Depositor to the Issuer of any Conveyed Collateral is determined not to be an absolute transfer, this Agreement is effective to create in favor of the Issuer a valid and continuing security interest (as defined in the UCC) in all of the right, title and interest of the Depositor in, to and under such Conveyed Collateral, which security interest is perfected and is prior to all other liens (other than Permitted Liens), and is enforceable as such against, all creditors of and purchasers from the Depositor;

(ii)         Each Collateral Obligation transferred hereunder constitutes or is evidenced by a Financial Asset, an Instrument, a Certificated Security or a general intangible (as defined in the UCC);

(iii)        Upon the transfer by the Depositor to the Issuer of any Conveyed Collateral pursuant to this Agreement or any Subsequent Transfer Agreement, the Issuer will own such Conveyed Collateral free and clear of any and all liens, claims or encumbrances created by, or attaching to property of, the Depositor (other than Permitted Liens);

(iv)        The Depositor has received all consents and approvals required by the terms of any Conveyed Collateral to the conveyance of such Conveyed Collateral hereunder to the Depositor;

(v)         The Depositor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Conveyed Collateral granted to the Issuer under this Agreement to the extent perfection can be achieved by filing a financing statement;

(vi)        Other than the conveyance to the Issuer and the security interest granted to the Issuer pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Conveyed Collateral.  The Depositor has not authorized the filing of, and is not aware of, any financing statements against the Depositor that include a description of such Conveyed Collateral other than any financing statement that has been terminated.  The Depositor is not aware of the filing of any judgment, employee benefit or tax lien filings against it;

(vii)       On or prior to the Closing Date (with respect to the Initial Collateral Obligations) and within five Business Days after the related Transfer Date (with respect to the Additional Collateral Obligations), copies (or originals, if required by the definition of “Required Loan Documents”) of the Required Loan Documents have been delivered to the Custodian; and

(viii)      None of the Underlying Notes that constitute or evidence the Conveyed Collateral has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Issuer or in blank or to the Trustee.

(b)           Value Given.  The cash payments and corresponding increase in the Depositor’s equity interest in the Issuer received by the Depositor in respect of the purchase price of all Conveyed Collateral conveyed hereunder constitutes reasonably equivalent value in consideration for the transfer to the Issuer of such Conveyed Collateral under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Issuer to the Depositor, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

Section 3.5.          Representations and Warranties of the Issuer.

By its execution of this Agreement and each Subsequent Transfer Agreement, the Issuer represents and warrants to the Depositor and the Originator that:

(a)           Organization and Good Standing. The Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and in each jurisdiction where the conduct of its business requires such license, qualification or good standing, except where the failure to be so licensed or qualified or in good standing would not have a material adverse effect the ownership or use of its assets, the validity or enforceability of the Transaction Documents to which it is a party, or the ability of the Issuer to perform its obligations hereunder or thereunder.

(b)           Power and Authority. The Issuer has the power and authority to execute and deliver the Transaction Documents and all other documents and agreements contemplated hereby and thereby to which it is a party, as well as to carry out the terms hereof and thereof.

(c)           Valid Execution; Binding Obligations. The Issuer has taken all necessary action, including but not limited to all requisite limited liability company action, to authorize the execution, delivery and performance of the Transaction Documents and all other documents and agreements contemplated hereby and thereby to which it is a party.  When executed and delivered by the Issuer each of the Transaction Documents will constitute the legal, valid and binding obligation of the Issuer enforceable in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(d)           Authorizations. All authorizations, licenses, permits, certificates, franchises, consents, approvals and undertakings which are required to be obtained by the Issuer under any applicable law which are material to (i) the conduct of its business, (ii) the ownership, use, operation or maintenance of its properties or (iii) the performance by the Issuer of its obligations under or in connection with the Transaction Documents to which it is a party, have been received and all such authorizations, licenses, permits, certificates, franchises, consents, approvals and undertakings are in full force and effect.

(e)           No Violations. The execution, issuance and delivery of, and performance by the Issuer of its obligations under, the Transaction Documents to which it is a party and any and all instruments or documents required to be executed or delivered pursuant to or in connection herewith or therewith were and are within the powers of the Issuer and will not violate any provision of any law, regulation, decree or governmental authorization applicable to the Issuer or its limited liability company agreement, and will not violate or cause a default under any provision of any contract, agreement, mortgage, indenture or other undertaking to which the Issuer is a party or which is binding upon the Issuer or any of its property or assets, and will not result in the imposition or creation of any lien, charge or encumbrance upon any of the properties or assets of the Issuer pursuant to the provisions of any such contract, agreement, mortgage, indenture or undertaking, other than as specifically set forth in the Indenture.

(f)           Litigation. There are no legal, governmental or regulatory proceedings pending to which the Issuer is a party or to which any of its property is subject, which if determined adversely to the Issuer would individually or in the aggregate have a material adverse effect on the performance by the Issuer of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereunder or thereunder, and to the best of its knowledge, no such proceedings are threatened or contemplated.

ARTICLE IV
PERFECTION OF TRANSFER
AND PROTECTION OF SECURITY INTERESTS

Section 4.1.          Custody of Collateral Obligation.

On or prior to the Closing Date (with respect to the Initial Collateral Obligations) and within five Business Days after the related Transfer Date (with respect to the Additional Collateral Obligations), copies (or originals, if required by the definition of Required Loan Documents) of the Required Loan Documents shall be delivered to the Custodian.

Section 4.2.          Filing.

On or prior to the Closing Date, the Originator shall cause the UCC financing statement(s) referred to in Section 2.2(a)(iv) hereof to be filed.  Notwithstanding the obligation of the Originator set forth in the preceding sentence, each of the Originator, the Depositor and the Issuer hereby authorizes the Collateral Manager to prepare and file, at the expense of the Collateral Manager, such UCC financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Collateral Manager may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.

Section 4.3.          Changes in Name, Corporate Structure or Location.

(a)           During the term of this Agreement, neither the Originator nor the Depositor shall change its name, identity, structure, existence, state of formation or location without first giving at least 30 days’ prior written notice to the Trustee and the Collateral Manager.

(b)           If any change in the Originator’s or the Depositor’s name, identity, structure, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or lien relating to any Conveyed Collateral seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Originator or the Depositor, as applicable, no later than five Business Days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Depositor’s, the Issuer’s and the Trustee’s respective interests in the Conveyed Collateral.

Section 4.4.          Costs and Expenses.

The Collateral Manager under the Collateral Management Agreement will be obligated to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Depositor’s, Issuer’s and Trustee’s respective right, title and interest in and to the Conveyed Collateral (including, without limitation, the security interests provided for in the Indenture).

Section 4.5.          Sale Treatment.

Other than for tax and accounting purposes, the Originator and the Depositor shall treat the transfer of Conveyed Collateral made hereunder for all purposes as a sale and purchase on all of its relevant books and records.

Section 4.6.          Separateness.

The Originator agrees to take or refrain from taking or engaging in (with respect to the Depositor and the Issuer) and the Depositor agrees to take or refrain from taking or engaging in (with respect to the Originator and the Issuer) each of the actions or activities specified in the “substantive consolidation” opinion of Dechert LLP (including any certificates delivered in connection therewith) delivered on the Closing Date, upon which the conclusions and opinions therein are based.

ARTICLE V
COVENANTS

Section 5.1.          Covenants of the Originator.

The Originator makes the following covenants, on which the Depositor will rely in conveying the Initial Conveyed Collateral on the Closing Date (and any Subsequent Conveyed Collateral on any applicable Transfer Date) to the Issuer, and on which the Originator acknowledges and agrees that the Issuer and the Trustee, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Issuer and the Trustee entering into the Transaction Documents to which each of them is a party and as a condition to the Noteholders purchasing the Notes.  The Depositor acknowledges that such covenants are being made by the Originator for the benefit of the Issuer and for the benefit of the Trustee, for the benefit of the Secured Parties.

(a)           Corporate Existence.  During the term of this Agreement, the Originator will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.  In addition, all transactions and dealings between the Originator and the Depositor will be conducted on an arm’s length basis.

(b)           Collateral Obligations Not to Be Evidenced by Promissory Notes.  The Originator will take no action, nor permit any action to be taken, to cause any Collateral Obligation not originally evidenced by a promissory note to be evidenced by an Instrument, except in connection with the enforcement or collection of such Collateral Obligation. In the event that any Collateral Obligation not originally evidenced by a promissory note is evidenced by an Instrument, the Originator shall deliver such Instrument to the Custodian.

(c)           Security Interests.  Except as expressly provided herein, the Originator will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Conveyed Collateral.  The Originator will promptly notify the Depositor, the Issuer and the Trustee of the existence of any lien on any Conveyed Collateral; and the Originator shall defend the respective right, title and interest of the Depositor and the Issuer in, to and under the Conveyed Collateral against all claims of third parties; provided that nothing in this Section 5.1(c) shall prevent or be deemed to prohibit the Originator from suffering to exist Permitted Liens upon any of the Conveyed Collateral. The Originator shall promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue (subject to Permitted Liens) the first priority perfected security interest of the Depositor in all Conveyed Collateral which has not been released pursuant to the Indenture.

(d)           Compliance with Law.  The Originator hereby agrees to comply in all material respects with all requirements of law applicable to it except where the failure to do so would not have a material adverse effect on the Issuer.

(e)           Location.  The Originator shall not move its jurisdiction of formation outside of the State of Delaware without 30 days’ prior written notice to the Depositor, the Issuer and the Trustee.

(f)           Merger or Consolidation of the Originator.

(i)          Any Person into which the Originator may be merged or consolidated, or any Person resulting from such merger or consolidation to which the Originator is a party, or any Person succeeding by acquisition or transfer to substantially all of the assets and the business of the Originator shall be the successor to the Originator hereunder and the other Transaction Documents to which the Originator is a party, without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary.

(ii)         Upon the merger or consolidation of the Originator or transfer of substantially all of its assets and its business as described in this Section 5.1(f), the Originator shall provide the Depositor, the Trustee, the Issuer and the Rating Agencies notice of such merger, consolidation or transfer of substantially all of the assets and business within 30 days after completion of the same.

(g)           Regulatory Filings.  The Originator shall make, or shall cause to be made, any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Originator, the Depositor and the Issuer as may be necessary or that the Originator deems advisable to comply with any federal or state securities or reporting requirements laws relating to the transactions contemplated by the Transaction Documents or as may be otherwise required by applicable law.

Section 5.2.          Covenants of the Depositor.

The Depositor makes the following covenants, on which the Originator and the Issuer will rely in connection with the conveyance of Initial Conveyed Collateral on the Closing Date (and any Subsequent Conveyed Collateral on any applicable Transfer Date) to the Depositor and the Issuer, and on which the Depositor acknowledges and agrees the Issuer and the Trustee for the benefit of the Secured Parties shall be entitled to rely as an express third party beneficiary as a condition of the Issuer and the Trustee entering into the Transaction Documents to which each of them is a party and as a condition to the Noteholders purchasing the Notes.  Each of the Originator and the Issuer acknowledges that such covenants are being made by the Depositor for the benefit of the Originator, the Issuer and the Trustee for the benefit of the Secured Parties.

(a)           Legal Existence.  During the term of this Agreement, the Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.  In addition, all transactions and dealings between (i) the Depositor and the Originator, and (ii) the Depositor and the Issuer will be conducted on an arm’s length basis.

(b)           Collateral Obligations Not to Be Evidenced by Promissory Notes.  The Depositor will take no action, nor permit any action to be taken, to cause any Collateral Obligation not originally evidenced by a promissory note to be evidenced by an Instrument, except in connection with the enforcement or collection of such Collateral Obligation. In the event that any Collateral Obligation not originally evidenced by a promissory note is evidenced by an Instrument, the Depositor shall deliver such Instrument to the Custodian.

(c)           Security Interests.  Except as expressly provided herein, the Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Conveyed Collateral.  The Depositor will promptly notify the Originator, the Issuer and the Trustee of the existence of any lien on any Conveyed Collateral; and the Depositor shall defend the respective right, title and interest of the Issuer in, to and under the Conveyed Collateral against all claims of third parties; provided that nothing in this Section 5.2(c) shall prevent or be deemed to prohibit the Grant of the Conveyed Collateral to the Trustee under the Indenture.  The Depositor shall promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue (subject to any Permitted Lien) the first priority perfected security interest of the Issuer in all Conveyed Collateral which has not been released pursuant to the Indenture.

(d)           Compliance with Law.  The Depositor hereby agrees to comply in all material respects with all requirements of law applicable to it except where the failure to do so would not have a material adverse effect on the Issuer.

(e)           Location.  The Depositor shall not move its jurisdiction of formation outside of the State of Delaware without 30 days’ prior written notice to the Issuer and the Trustee.

(f)           Merger or Consolidation; Sales.  The Depositor shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business other than to the Issuer in accordance with the Transaction Documents.

ARTICLE VI
INDEMNIFICATION BY THE ORIGINATOR

Section 6.1.          Indemnification.

The Originator agrees to indemnify, defend and hold the Depositor, the Issuer, the Trustee and any of their respective managers, members, officers, directors, employees and agents (any one of which is an “Indemnified Party”) harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other reasonable costs, fees and expenses (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages) that such Person may sustain as a result of the failure of the Originator to perform its duties in compliance in all material respects with the terms of this Agreement, except to the extent arising from the gross negligence, willful misconduct or fraud by the Person claiming indemnification; provided that, for the avoidance of doubt, the obligations of the Originator set forth in Section 7.2 shall constitute the sole recourse to the Originator for any breach of the representations or warranties set forth in Section 3.2.  An Indemnified Party shall promptly notify the Originator if a claim is made by a third party with respect to this Agreement, and the Originator shall assume (with the consent of the Indemnified Party) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Party in respect of such claim.  If the consent of the Indemnified Party required in the immediately preceding sentence is unreasonably withheld with respect to any claim, the Originator shall be relieved of its indemnification obligations hereunder with respect to such claim.  The parties agree that the provisions of this Section 6.1 shall not be interpreted to provide recourse to the Originator against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Collateral Obligation. The Originator shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected amounts payable under any Collateral Obligation.

Section 6.2.          Liabilities to Obligors.

Except with respect to the funding commitment assumed by the Issuer with respect to any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, the Originator hereby acknowledges and agrees that no obligation or liability of the Originator to any Obligor under any of the Collateral Obligations is intended to be assumed by the Depositor, the Issuer, the Trustee or the Noteholders under or as a result of this Agreement, any Subsequent Transfer Agreement and the transactions contemplated hereby and under the other Transaction Documents, and the Trustee for the benefit of the Secured Parties is expressly named as a third party beneficiary of this Agreement for purposes of this Section 6.2.

Section 6.3.          Operation of Indemnities.

If the Originator has made any indemnity payments to any Indemnified Party pursuant to this Article VI and such Indemnified Party thereafter collects any such amounts from others, such Indemnified Party will repay such amounts collected to the Originator.

Section 6.4.          Limitation on Liability.

The Originator shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Originator under this Agreement.  The Originator and any director, officer, employee or agent of the Originator may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Originator and any director, officer, employee or agent of the Originator shall be reimbursed by the Depositor or by the Issuer (subject to the availability of funds in accordance with the Priority of Payments), as applicable, for any liability or expense incurred by reason of the Depositor’s or the Issuer’s willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of its respective duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder.  The Originator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement or the other Transaction Documents and that in its opinion may involve it in any expense or liability.

ARTICLE VII
OPTIONAL AND MANDATORY REPURCHASES

Section 7.1.          Optional Repurchases.

In addition to the right to substitute for any Collateral Obligations that become subject to a Substitution Event, the Originator shall have the right, but not the obligation, to repurchase from the Issuer any such Collateral Obligation subject to the Repurchase and Substitution Limit and the conditions set forth in the Indenture.  In the event of such a repurchase, the Originator shall deposit in the Collection Account an amount equal to the Transfer Deposit Amount for such Collateral Obligation (or applicable portion thereof) as of the date of such repurchase.  The Originator, the Depositor and the Issuer shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Originator and the Collateral Manager in order to effect the transfer and release of any of the Issuer’s interests in the Collateral Obligations (together with the Assets related thereto) that are being repurchased and the release thereof from the lien of the Indenture.

Section 7.2.          Mandatory Repurchases.

Upon discovery by a Responsible Officer of the Collateral Manager or the Trustee of (i) a breach of the representation set forth in Section 3.2 which materially and adversely affects the value of the Collateral Obligations or the interest of the Noteholders or which materially and adversely affects the interests of the Noteholders in the related Collateral Obligation in the case of a representation and warranty relating to a particular Collateral Obligation or (ii) the failure of any Closing Date Participation Interest to be converted to a full assignment within 60 days following the Closing Date (each such Collateral Obligation, an “Ineligible Collateral Obligation”), the party discovering such breach or failure shall give prompt written notice to the other parties hereunder and the parties to the Indenture.  Within 30 days of the earlier of its discovery or its receipt of notice of any such breach or any failure of a Closing Date Participation Interest to be converted to a full assignment, the Originator shall (a) promptly cure such breach in all material respects, (b) purchase the Collateral Obligation by depositing in the Collection Account, within such 30-day period, an amount equal to the Transfer Deposit Amount of such Collateral Obligation or (c) remove such Collateral Obligation from the Issuer and substitute therefor one or more Substitute Collateral Obligations satisfying the criteria listed under Section 2.5 of this Agreement and Section 12.3 of the Indenture by not later than 30 days after notice or discovery of such breach. Such repurchase and substitution obligations constitute the sole remedy available for a breach of Section 3.2 or the failure to convert a Closing Date Participation Interest to a full assignment within 60 days following the Closing Date.

Section 7.3.          Reassignment of Substituted or Repurchased Collateral Obligations.

Upon (i) receipt by the Trustee for deposit in the Collection Account of the Transfer Deposit Amount, in the case of any repurchased Collateral Obligation or (ii) or upon the Cut-Off Date related to a Substitute Collateral Obligation described in Section 2.5, the Issuer hereby assigns to the Depositor and the Depositor hereby assigns to the Originator all of the Issuer’s (or Depositor’s, as applicable) right, title and interest in the Collateral Obligation being repurchased or substituted (together with the Assets related thereto) without recourse, representation or warranty.  Such reassigned Collateral Obligation (together with the Assets related thereto) shall no longer thereafter be deemed a part of the Assets.

Section 7.4.          Substitution and Repurchase Limitations.

At all times, (i) the aggregate principal balance of all Collateral Obligations that are Substitute Collateral Obligations (excluding substitutions occurring as a result of a Substitution Event pursuant to clause (v) of the definition thereof) plus (ii) the aggregate Principal Balance related to all Collateral Obligations that have been repurchased by the Originator hereunder pursuant to its right of optional repurchase or substitution (other than a substitution occurring as a result of a Substitution Event pursuant to clause (v) of the definition thereof) and not subsequently applied to purchase a Substitute Collateral Obligation may not exceed an amount equal to 15% of the Net Purchased Loan Balance; provided that clause (ii) above shall not include (A) the principal balance related to any Collateral Obligation that is repurchased by the Originator in connection with a proposed Specified Amendment to such Collateral Obligation so long as (x) the Originator certifies to the Collateral Manager and the Trustee that such purchase is, in the commercially reasonable business judgment of the Originator, necessary or advisable in connection with the restructuring of such Collateral Obligation and such restructuring is expected to result in a Specified Amendment to such Collateral Obligation, and (y) the Collateral Manager certifies to the Trustee that the Collateral Manager either would not be permitted to or would not elect to enter into such Specified Amendment pursuant to the Collateral Manager Standard or any provision of the Indenture or the Collateral Management Agreement or (B) the purchase price of any Collateral Obligations or, for the avoidance of doubt, any Equity Securities sold by the Issuer to the Originator as described in Section 12.1 of the Indenture.  The foregoing provisions in this paragraph constitute the “Repurchase and Substitution Limit”.

ARTICLE VIII
MISCELLANEOUS

Section 8.1.          Amendment.

(a)           This Agreement may be amended or waived from time to time by the parties hereto by written agreement, with the prior written notice to and consent of the Trustee, but without consent of the Noteholders, to (i) cure any ambiguity or to correct or supplement any provisions herein, (ii) comply with any changes in the Code, (iii) to enable the Issuer or Depositor to rely upon any exemption from registration under the Securities Act or the 1940 Act, (iv) to enable the Issuer, Depositor or Originator to comply with any applicable securities law or U.S. securities laws (including the regulations implementing such laws), (v) conform this Agreement to the Offering Circular and (vi) to evidence the succession of another Person to the Issuer, Depositor or Originator, as applicable and the assumption by any such successor Person of the covenants of the Issuer, Depositor or Originator, as applicable herein.  Any other amendment or waiver to this Agreement shall be subject to the consent of a Majority of the Controlling Class; provided that no such amendment or waiver shall reduce in any manner the amount of, or delay the timing of, any amounts received on Collateral Obligations which are required to be distributed on any Note without the consent of the related Noteholder, or change the rights or obligations of any other party hereto without the consent of such party.

(b)           Prior to the execution of any such amendment or waiver, the Originator shall furnish to the Trustee and the Trustee shall furnish to each Rating Agency and each Noteholder written notification of the substance of such proposed amendment or waiver, together with a copy thereof.

(c)           Promptly after the execution of any such amendment or waiver, the Trustee shall furnish written notification of the substance of such amendment or waiver to the Rating Agencies and to each Noteholder.  It shall not be necessary for the consent of any Noteholders pursuant to Section 8.1(a) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization by Noteholders of the execution thereof shall be subject to such reasonable requirements as the Trustee may prescribe.

(d)           Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (which Opinion of Counsel may rely upon an Officer’s certificate of the Issuer or of the Collateral Manager with respect to the effect of any such amendment or waiver on the economic interests of the Noteholders) stating that the execution of such amendment is authorized or permitted by this Agreement.  The Trustee may, but shall not be obligated to, consent to any such amendment that affects such Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(e)           The Trustee, by its signature below, acknowledges and agrees to be bound by the provisions of this Section 8.1.

Section 8.2.          Governing Law.

(a)           This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Agreement shall be governed by, the law of the State of New York

(b)           EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.2(b).

Section 8.3.          Notices.

All notices, demands, certificates, requests, directions and communications hereunder (notices) shall be in writing and shall be effective (a) upon receipt when sent through the U.S.  mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient at such recipient’s address for notices set forth in Schedule 2.

Section 8.4.          Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever prohibited or held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant, agreement, provision or term in any other jurisdiction.

Section 8.5.          Third Party Beneficiaries.

The parties hereto hereby manifest their intent that except as otherwise expressly provided herein, no third party (other than the Trustee, on behalf of the Secured Parties) shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

Section 8.6.          Counterparts.

This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

Section 8.7.          Headings.

The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.8.          No Bankruptcy Petition; Disclaimer.

(a)           Each of the Originator and the Depositor covenants and agrees that, prior to the date that is one year and one day after the satisfaction and discharge of the Indenture or, if longer, the applicable preference period then in effect, it will not institute against the Depositor (in the case of the Originator), or the Issuer (in the case of the Originator or the Depositor), or join any other Person in instituting against the Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.  This Section 8.8 will survive the termination of this Agreement.

(b)           The provisions of this Section 8.8 shall be for the third party benefit of those entitled to rely thereon, including the Trustee for the benefit of the Secured Parties, and shall survive the termination of this Agreement.

Section 8.9.          Jurisdiction.

Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.  Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it the address set forth in Schedule 2.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 8.10.       Prohibited Transactions with Respect to the Issuer.

The Originator shall not:

(a)           Provide credit to any Noteholder for the purpose of enabling such Noteholder to purchase Notes; or

(b)          Purchase any Notes in an agency or trustee capacity.

Section 8.11.       No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

Section 8.12.       Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 8.13.       Duration of Agreement.

This Agreement shall continue in existence and effect until the satisfaction and discharge of the Indenture.

Section 8.14.       Limited Recourse.

The obligations of the Issuer, the Depositor and the Originator under this Agreement and the other Transaction Documents are solely the limited liability company or corporate obligations, as applicable, of the Issuer, the Depositor and Originator, respectively.  No recourse shall be had for the payment of any amount owing by the Issuer, the Depositor or Originator under this Agreement, any Transaction Document or for the payment by the Issuer, the Depositor or Originator of any fee in respect hereof or any other obligation or claim of or against the Issuer, the Depositor or Originator arising out of or based upon this Agreement or any Transaction Document, against any employee, officer, director, shareholder, partner, member or manager of the Issuer, the Depositor or Originator or of any Affiliate of such Person (other than the Originator, the Depositor or the Issuer, as applicable).  The provisions of this Section 8.14 shall survive the termination of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement .to be duly executed by their respective officers as of the day and year first above written.

GOLUB CAPITAL BDC, INC.

By:	/s/ David B. Golub
Name: David B. Golub
Title: Chief Executive Officer

GOLUB CAPITAL BDC 2010-1 HOLDINGS LLC

By: Golub Capital BDC, Inc., its designated manager

By:	/s/ David B. Golub
Name: David B. Golub
Title: Chief Executive Officer

GOLUB CAPITAL BDC 2010-1 LLC

By: Golub Capital BDC, Inc., its designated manager

By:	/s/ David B. Golub
Name: David B. Golub
Title: Manager

Acknowledged and Agreed:

U.S. BANK NATIONAL ASSOCIATION
Not in its individual capacity, except as herein expressly provided, but solely as the Trustee

By:	/s/ Dawn M. Zanotti
Name: Dawn M. Zanotti
Title: Vice President

SCHEDULE 1

Schedule of Initial Conveyed Collateral

S-1-1

SCHEDULE 2
NOTICE INFORMATION
Originator:

Golub Capital BDC, Inc.
150 South Wacker Drive
Suite 800
Chicago, Illinois 60606
Attention: David Golub
Facsimile No. (312) 201-9167
Email:  dgolub@golubcapital.com

Depositor:

Golub Capital BDC 2010-1 Holdings LLC
150 South Wacker Drive
Suite 800
Chicago, Illinois 60606
Attention: David Golub
Facsimile No. (312) 201-9167
Email:  dgolub@golubcapital.com

Issuer:

Golub Capital BDC 2010-1 LLC.
150 South Wacker Drive
Suite 800
Chicago, Illinois 60606
Attention: David Golub
Facsimile No. (312) 201-9167
Email:  dgolub@golubcapital.com

Collateral Manager:

GC Advisors LLC
150 South Wacker Drive
Suite 800
Chicago, Illinois 60606
Attention: David Golub
Facsimile No. (312) 201-9167
Email:  dgolub@golubcapital.com

Trustee:

U.S. Bank National Association
One Federal Street
3rd Floor
Boston, Massachusetts 02110
Attention: Jeffrey Stone
Facsimile No. (866) 977-1416
Email: jeffrey.stone@usbank.com

S-2-1

EXHIBIT A

FORM OF SUBSEQUENT TRANSFER AGREEMENT

________ __, 20__

This Subsequent Transfer Agreement, dated as of ______ __, 20__ (this “Agreement”), is made by and among GOLUB CAPITAL BDC, INC. (the “Originator”), GOLUB CAPITAL BDC 2010-1 HOLDINGS LLC (the “Depositor”) and GOLUB CAPITAL BDC 2010-1 LLC (the “Issuer”).  Capitalized terms used but not defined herein have the respective meanings attributed to such terms in that certain Master Loan Sale Agreement, dated as of July 16, 2010 (such agreement as amended, restated, supplemented or modified from time to time, the “Master Loan Sale Agreement”), among the Originator, the Depositor and the Issuer.

Subject to and upon the terms and conditions set forth in the Master Loan Sale Agreement, in exchange for good and valuable consideration, the adequacy of which is duly acknowledged by the Originator and the Depositor, the Originator hereby absolutely transfers to the Depositor as of the date hereof (the “Transfer Date”) all of the Originator’s right, title and interest in, to and under the Subsequent Conveyed Collateral identified in Schedule I hereto.

Subject to and upon the terms and conditions set forth in the Master Loan Sale Agreement, the Depositor hereby absolutely transfers, in exchange for good and valuable consideration, the adequacy of which is duly acknowledged by the Depositor and the Issuer, to the Issuer as of the Transfer Date all of the Depositor’s right, title and interest in, to and under the Subsequent Conveyed Collateral identified in Schedule I hereto.

By its execution of this Agreement each of the parties hereto makes the representations and warranties set forth in Article III of the Master Loan Sale Agreement, as applicable, as of the Transfer Date and the provisions of Section 8.14 of the Master Loan Sale Agreement are hereby incorporated herein by reference.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GOLUB CAPITAL BDC, INC.

By:
Name:
Title:

GOLUB CAPITAL BDC 2010-1 HOLDINGS LLC

By: Golub Capital BDC, Inc., its designated manager

By:
Name:
Title:

GOLUB CAPITAL BDC 2010-1 LLC

By: Golub Capital BDC, Inc., its designated manager

By:
Name:
Title:

A-2

Schedule I
to Subsequent Transfer Agreement

Subsequent Conveyed Collateral

A-3